Exhibit 99.1
For Immediate Release

Company Contact:	Investor Relations Contact:
Mr. Guosheng Fu, CEO	Mr. Mark Collinson, Partner
China Sun Group High-Tech Co.	CCG Investor Relations
Tel: 86 411 8288 9800 (China)	Tel: 310-954-1343
Email: ir@china-sun.cn	Email: mark.collinson@ccgir.com
Website: www.china-sun.cn	Website: www.ccgirasia.com

China Sun Group Announces Stock Incentive Awards to CEO & CFO

Dalian, China, November 17, 2010 - China Sun Group High-Tech Co. (OTC Bulletin Board: CSGH) ("China Sun Group" or the "Company"), a vertically integrated supplier of raw materials for rechargeable Lithium–ion (Li-ion) batteries in China, today announced that it has awarded CEO – Mr. Guosheng Fu and CFO – Ms. Mingfen Liu common stock.

Mr. Fu was granted up to an aggregate amount of 450,000 shares of common stock and Ms. Liu was granted up to 300,000 shares of common stock subject to the terms of their employment agreements.  Provided that they are employed by the Company at the time, Mr. Fu and Ms. Liu will receive the shares in three equal installments on each of December 31, 2010, 2011, and 2012.

Mr. Guosheng Fu was appointed China’s Sun’s CEO on Sep. 13, 2010, and he has been with the Company since 2002 when the Company started its business. His contributions include leading the Company in its development of  Lithium Iron Phosphate which is expected to be one of the main drivers for the Company’s future growth.

Ms. Mingfen Liu joined the Company in 2002.  She has been responsible for China Sun Group’s financial operations and has made significant contributions to the Company, both prior to and since it has become a U.S. public company.

The Board’s Compensation Committee composed of independent directors voted unanimously to approve these awards.

About China Sun Group High-Tech Co.

China Sun Group High-Tech Co. ("China Sun Group") produces anode materials used in lithium ion batteries. Through its wholly-owned operating subsidiary, Dalian Xinyang High-Tech Development Co. Ltd ("DLX"), the Company primarily produces cobaltosic oxide and lithium cobalt oxide. According to the China Battery Industry Association, DLX has the second largest cobalt series production capacity in the People's Republic of China. Through its research and development division, DLX owns a proprietary series of nanometer technologies that supply state-of-the-art components for advanced lithium ion batteries. Leveraging its state-of-the-art technology, high-quality product line and scalable production capacity, the Company has recently diversified into the manufacture of LIP and plans to forward integrate to manufacture of power Li-ion batteries.  For more information, visit http://www.china-sun.cn.

Safe Harbor Statement

The statements contained herein that are not historical facts are considered "forward-looking statements." Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, statements regarding the Company’s ability to become a leading anode material supplier for Li-ion batteries used in the new energy automobile industry are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the effect of political, economic, and market conditions and geopolitical events; legislative and regulatory changes that affect our business; the availability of funds and working capital; the actions and initiatives of current and potential competitors; investor sentiment; and our reputation. We do not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events, which may cause actual results to differ from those expressed or implied by any forward-looking statements. The factors discussed herein are expressed from time to time in our filings with the Securities and Exchange Commission available at http://www.sec.gov.

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